Exhibit 99.6

AMENDMENT NO. 2 TO COMMON STOCK PURCHASE WARRANT

THIS AMENDMENT NO. 2 TO COMMON STOCK PURCHASE WARRANT (this “Amendment”), dated as of December 30, 2024, is by and between BJ’s Restaurants, Inc., a California corporation (the “Corporation”), and BJ’s Act III, LLC (together with any assigns, the “Holder”).

WHEREAS, Holder is the holder of that certain Common Stock Purchase Warrant, having an initial issuance date of May 5, 2020, granting the Holder the right to acquire up to 875,000 shares (subsequently adjusted pursuant to its terms to 876,949 shares) of the Common Stock, no par value, of the Corporation (as amended by Amendment No. 1 thereto, dated on or about November 24, 2020, the “Warrant”);

WHEREAS, Holder has certain registration rights with respect to the Warrant and the shares of Common Stock issuable upon exercise thereof pursuant to the terms of a Registration Rights Agreement, dated May 5, 2020, originally by and between the Corporation and SC 2018 Trust, LLC (the “Registration Rights Agreement”).

WHEREAS, Holder and the Corporation wish to amend the Warrant to extend the expiration date thereof.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings provided to such terms in the Warrant.

2. Amendment of Termination Date. The “Termination Date” (as defined in the Preamble of the Warrant) is hereby extended from May 4, 2025 to May 4, 2027.

3. Amendment of Registration Rights Agreement. The second recital of the Registration Rights Agreement is hereby amended to and replaced in its entirely with the following:

“WHEREAS, pursuant to the Common Stock Purchase Warrant (the “Warrant”) originally between the Company and SC 2018 Trust LLC, dated as of the date hereof, the Investors have agreed, upon the terms and subject to the conditions of the Warrant, at any time and from time to time on or prior to the close of business on May 4, 2027 but not thereafter, to subscribe for and purchase from the Company, up to 875,000 shares of the Common Stock (as subject to adjustment under the Warrant and together with any other capital stock of the Company then purchasable upon exercise of the Warrant in accordance with the terms of the Warrant, the “Warrant Shares”);

4. Miscellaneous Provisions.

4.1 Successors. All the covenants and provisions of this Amendment by or for the benefit of the Corporation or the Holder shall bind and inure to the benefit of their respective successors and assigns.

4.2 Governing Law; Jurisdiction. The validity, interpretation, and performance of this Amendment shall be governed in all respects by the laws of the State of California, in accordance with the provisions of Section 5(d) of the Warrant.

4.3 Counterparts. This Amendment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

4.4 Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

4.5 Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

4.6 No Other Amendment. Except as specifically set forth in this Amendment, the terms of the Warrant and Registration Rights Agreement shall remain unchanged and in full force and effect.

[Signature pages follow]

IN WITNESS WHEREOF, the Corporation and the Holder have caused this Amendment to be executed by its officer thereunto duly authorized as of the date first above indicated.

BJ’S RESTAURANTS, INC.

By:	/s/ C. Bradford Richmond
	Name:	C. Bradford Richmond
	Title:	Interim Chief Executive Officer

[Signature Page to Amendment No.2 to Common Stock Purchase Warrant]

IN WITNESS WHEREOF, the Corporation and the Holder have caused this Amendment to be executed by its officer thereunto duly authorized as of the date first above indicated.

BJ’S ACT III, LLC

By:	/s/ Ronald M. Shaich
Ronald M. Shaich, Chief Executive Officer

SC 2018 TRUST, LLC (solely with respect to Sections 3 and 4 of this Agreement)

By:	/s/ Ronald M. Shaich
Ronald M. Shaich, Investment Manager

[Signature Page to Amendment No.2 to Common Stock Purchase Warrant]